UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): June 28, 2019 (June 28, 2019)

SMTC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-31051	98-0197680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7050 Woodbine Avenue, Suite 300 Markham, Ontario, CANADA L3R 4G8
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

     On June 28, 2019, SMTC Corporation (the “Company”) issued a press release announcing the completion of its (i) offering of subscription rights (the “Rights Offering”) to the Company’s stockholders and holders of the Company’s outstanding warrants as of the close of business on May 24, 2019, which expired at 5:00 PM Eastern Time on June 20, 2019 and was fully subscribed for the maximum offering amount of $9,135,978, and (ii) registered direct offering (the “Registered Direct Offering” and, together with the Rights Offering, the “Offerings”) of 1,732,483 shares of the Company’s common stock directly to certain investors, each as previously disclosed in the Company’s Current Report on Form 8-K filed on May 24, 2019. The Company received aggregate gross proceeds from the Offerings of approximately $14.6 million, comprised of (i) approximately $9.1 million in gross proceeds from the Rights Offering and (ii) approximately $5.4 million in gross proceeds from the Registered Direct Offering. The Company ultimately intends to use the net proceeds from the Offerings to repay the $12.0 million of borrowings outstanding under its term loan B facility and the remainder for payment on other outstanding debt. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description

99.1	Press Release of SMTC Corporation, dated June 28, 2019

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: June 28, 2019	By:	/s/ Edward Smith
	Name:	Edward Smith
	Title:	President and Chief Executive Officer